                              ARTICLES OF INCORPORATION
                                          OF
                              ACTIVE ANKLE SYSTEMS, INC.
                              --------------------------


    The undersigned, acting as the incorporator of a corporation organized under and pursuant to the provisions of Chapter 271B of the Kentucky Revised

Statutes, hereby adopt the following Articles of Incorporation for such corporation:

                                      ARTICLE I
                                      ---------

    The name of the corporation is Active Ankle Systems, Inc.

                                      ARTICLE II
                                      ----------

    The aggregate number of shares which the corporation shall have authority to issue is 5,000.

                                     ARTICLE III
                                     -----------

    The address of the initial registered office of the corporation is 601 West

Main Street, Louisville, Kentucky 40202, and the name of its initial registered agent at such address is Michael V. Brodarick.

                                      ARTICLE IV
                                      ----------

    The mailing address of the principal office of the corporation is 3720

 Hillsdale Road, Louisville, Kentucky 40222.

                                      ARTICLE V
                                      ---------

    The name and address of the incorporator is Henry H. Porter, 3720 Hillsdale

Road, Louisville, Kentucky 40222.

                                      ARTICLE VI
                                      ----------

    The number of directors constituting the initial board of directors of the corporation is 1, who shall serve as director until the first annual meeting of the shareholders or until his successors are elected and shall qualify.  His name and address is: Henry H. Porter, Jr., 3720 Hillsdale Road, Louisville,

Kentucky 40222.

                                     ARTICLE VII
                                     -----------

    Section 1.  No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for any breach of his/her duties as a director, except for liability (i) for any transaction in which the director's personal financial interests is in conflict with the financial interests of the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law; (iii) for any vote for or assent to an unlawful distribution to shareholders as prohibited under K.R.S. 271B.8-330; or

(iv) for any transaction from which the director derived an improper personal benefit.

    Section 2.  If the Kentucky Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Kentucky

Business Corporation Act, as so amended, and without the necessity for further shareholder action in respect thereof.

    Section 3.  Any repeal or modification of this Article by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such repeal or modification.

    IN WITNESS WHEREOF, I have made, signed and acknowledged these Articles of

Incorporation in triplicate originals, this 7th day of June, 1989.



                                  ---------------------------------------
                                  HENRY H. PORTER, Incorporator


COMMONWEALTH OF KENTUCKY          )
                                  )ss
COUNTY OF JEFFERSON               )

    SUBSCRIBED and SWORN to before me by Henry H. Porter, on this 7th day of

    June, 1989.

    My Commission Expires:--------------------------



                                  ---------------------------------------
                                  Notary Public
                                  State at Large, Kentucky

                      AMENDMENT TO ARTICLES OF INCORPORATION OF
                              ACTIVE ANKLE SYSTEMS, INC.


1.  The name of the corporation is Active Ankle Systems, Inc.

2.  The text of the Amendment adopted is

                                      ARTICLE II

         The aggregate number of preferred shares which the corporation shall have authority to issue is one hundred thousand. The terms and rights of preferred shares shall be established from time to time by the corporation's board of directors; such preferred shares may be issued in series, at the discretion of the board of directors

         The aggregate number of common shares which the corporation shall have authority to issue is two million.

3.  The foregoing Amendment was adopted as of May 29, 1997.

4. Active Ankle Systems, Inc. has only one class of stock, being no par value common stock and has 68,097 shares outstanding which are entitled to vote on the Amendment. 61,317 shares were represented at the meeting, pursuant to which 59,597 votes were cast in favor of the Amendment, and no votes were cast against the Amendment.



                                  ---------------------------------
                                  GARY G. HERZBERG, President




THIS DOCUMENT PREPARED BY:



-----------------------------
James N. Williams
MIDDLETON & REUTLINGER
2500 Brown & Williamson Tower
Louisville, Kentucky 40202
(502) 584-1135